UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2018 (October 1, 2018)

LEARNING TREE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

____________________________

Delaware	000-27248	95-3133814
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13650 Dulles Technology Drive Suite 400 Herndon, VA		20171
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 709-9119

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective October 1, 2018, Learning Tree International, Inc. (the “Learning Tree”) borrowed $1.0 million (the “October Advance”) under its Line of Credit Agreement (the “Credit Agreement”), dated as of June 29, 2018, with The Kevin Ross Gruneich Legacy Trust (the “Trust”). The Credit Agreement provides Learning Tree with the ability to borrow up to $5.0 million, and immediately following the October Advance, the aggregate principal amount outstanding under the Credit Agreement was $3.0 million. As previously disclosed, the principal amount of sums borrowed by Learning Tree under the Credit Agreement may be converted by the Trust into shares of common stock of Learning Tree at any time during the term of the Credit Agreement at a conversion price of $1.00 per share, subject to downward adjustment pursuant to the terms of the Credit Agreement.

The foregoing description of certain terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the description of the Credit Agreement contained in Items 1.01 and 2.03 of Learning Tree’s Form 8-K filed on July 2, 2018 and to the Credit Agreement attached as Exhibit 10.2 thereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Date: October 3, 2018

	By:	/s/ David W. Asai
David W. Asai, Chief Financial Officer